Consumer and Corporate Affairs Canada — Consommation et Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi sur les sociétés commerciales canadiennes

GREAT GRANDAD RESOURCES LIMITED

026594-2

Name of Corporation - Dénomination de la société

Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

☐ (a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;

☐ (b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;

☒ (c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;

☐ (d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;

☐ (e) under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.

Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

☐ (a) en vertu de l'article 13 de la Loi sur les sociétés commerciales canadiennes conformément à l'avis ci-joint;

☐ (b) en vertu de l'article 27 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☒ (c) en vertu de l'article 171 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes;

☐ (d) en vertu de l'article 185 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses de réorganisation ci-jointes;

☐ (e) en vertu de l'article 185.1 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le Directeur

Director

July 19, 1988/le 19 juillet 1988

Date of Amendment - Date de la modification

Canada

Consumer and Corporate Affairs Canada — Consommation et Corporations Canada

Canada Business Corporations Act — Loi sur les sociétés commerciales canadiennes

FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 171)

FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1 — Name of Corporation — Dénomination de la société	2 — Corporation No. — N° de la société
GRANDAD RESOURCES LIMITED	26594-2

3 — The articles of the above-named corporation are amended as follows: — Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

1. to change the name of the Corporation from its present form to GREAT GRANDAD RESOURCES LIMITED;

3. to change the 10,936,926 issued common shares of the Corporation without nominal or par value into 5,468,463 issued common shares without nominal or par value; and

5. to decrease the number of directors from seven to five.

Date	Signature	Description of Office — Description du poste
July 5, 1988	[signature]	Secretary

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

Filed — Déposée JUL 19 1988

CCA-1387 (4/85)

DYE & DURHAM CO. LIMITED